                       SECOND AMENDMENT TO FIRST AMENDED
                  AND RESTATED REVOLVING CREDIT LOAN AGREEMENT

      THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT (the "AMENDMENT"), dated as of April 12, 1996, is between the Borrower (as defined below) and COMERICA BANK-TEXAS, a Texas banking association ("LENDER").

                                   RECITALS:

      Borrower and Lender have entered into that certain First Amended and Restated Revolving Credit Loan Agreement dated as of August 19, 1993 (such agreement as previously amended and/or extended and as may be hereafter amended or otherwise modified from time to time, the "AGREEMENT").

      Borrower and Lender desire to amend the Agreement as herein provided.

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

      Section 1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby. As used herein and in the Agreement, effective as of the date hereof, the term "BORROWER" shall mean, collectively, Bestway, Inc., a Delaware corporation, Bestway Rental, Inc., a Tennessee corporation, K.C. Resource Service Corporation, a Missouri corporation, and U.S. Credit-Service Corporation, a Missouri corporation, each of which are jointly and severally liable under all documents executed by them for the benefit of Lender.

                                   ARTICLE II

                                   Amendments

      Section 1 Amendment to Section 1.1. Effective as of the date hereof, certain definitions contained in Section 1.1 of the Agreement are hereby amended as follows:

      (a) The following definitions are hereby substituted for existing definitions of the same identity, and such existing definitions are deleted in their entirety:





SECOND AMENDMENT TO FIRST AMENDED AND
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            "MAXIMUM REVOLVING CREDIT LOAN" shall mean $7,500,000.00.

            "REVOLVING CREDIT NOTE" shall mean the Third Amended and Restated Revolving Credit Note dated April 12, 1996, in the original principal amount of $7,500,000, executed by the Borrower and payable to the order of the Bank, as renewed, extended, increased and/or modified from time to time.

            "TERMINATION DATE" shall mean August 18, 1997.

      Section 2 Amendment to Section 2 Generally. Effective as of the date hereof, the reference in Section 2.1. of the Agreement to "$4,000,000" is deleted and replaced with "$7,500,000". Additionally, any other reference in
Section 2, generally, to a $4,000,000 limit for the face amount of the Revolving Credit Note shall be deleted and $7,500,000 shall be substituted therefor.

      Section 3   Amendment to Section 6.7. Effective as of the date hereof,
Section 6.7 of the Agreement is amended by deleting all listed time periods and dollar amounts, and by substituting therefor the following:

      "(a)  April 12, 1996 through July 31, 1996:          $6,900,000

       (b)  August 1, 1996 through October 31, 1996:       $7,250,000

       (c)  November 1, 1996 through January 31, 1997:     $7,500,000

       (d)  February 1, 1997 and at all times thereafter:  $8,000,000."

      Section 2.4 Amendment to Section 6.8. Effective as of the date hereof,
Section 6.8 is amended by deleting all listed time periods and ratios, and by substituting therefor the following:

      "at all times, no greater than 1.5:1.0."

      Section 2.5 Amendment to Section 6.9. Effective as of the date hereof,
Section 6.9 of the Agreement is amended by deleting all listed time periods and ratios, and by substituting therefor the following:

      "at all times, no less than 0.75:1.0."

      Section 2.6 Amendment to Section 7. Effective as of the date hereof,
Section 7.15 of the Agreement is amended by deleting the existing language in its entirety, and by substituting therefor the following:





SECOND AMENDMENT TO FIRST AMENDED AND
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      "New Store Openings and Acquisitions.

      Without the prior written consent of the Bank, (a) open more than 10 new stores in any twelve-month period, or (b) make any stock or asset acquisition, other than the acquisition of assets in the ordinary course of the business of the Borrower."

                                   ARTICLE III

                              Conditions Precedent

      The effectiveness of this Amendment is subject to the condition that Lender shall have received as of the date hereof, in form and substance satisfactory to Lender, (a) the modified Revolving Credit Note, (b) resolutions of the Board of Directors of the Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by the Borrower of this Amendment, (c) a certificate in a form acceptable to Lender verifying the consummation of the pending asset purchase transaction with All Star Rental, Inc., and (d) written ratification of all existing subordination agreements from O'Donnell & Masur, L.P., Jack E. Meyer and Euless Aero Components, Inc.

                                   ARTICLE IV

                       Ratifications and Other Agreements

      Section 1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, the Note, and all other loan and collateral documents executed in connection with the Agreement are hereby ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Agreement as amended hereby and all other documents executed in connection with the Agreement or this Amendment to which Borrower is a party shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

      Section 2 Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower or any agreement to which Borrower or any of its properties is bound, (b) the representations and warranties contained in the Agreement, as amended hereby, and any other documents executed in connection therewith or herewith are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (d) Borrower is in full





SECOND AMENDMENT TO FIRST AMENDED AND
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compliance with all covenants and agreements contained in the Agreement as amended hereby. Since the date of the Agreement, there have been no amendments to any of the respective articles of incorporation or bylaws of the entities which collectively comprise the Borrower.

                                   ARTICLE V

                                 Miscellaneous

      Section 1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document executed in connection herewith shall survive the execution and delivery of this Amendment, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

      Section 2 Reference to Agreement. The Agreement, and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such documents to the Agreement shall mean a reference to the Agreement as amended hereby.

      Section 3 Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Amendment and any other documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and reasonable fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other document executed in connection therewith, including without limitation the costs and reasonable fees of Lender's legal counsel.

      Section 4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

      Section 5 Applicable Law. This Amendment and all other documents executed pursuant hereto shall be deemed to have been made and to be performable in Dallas, Dallas County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

      Section 6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender, Borrower, and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.





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      Section 7   Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

      Section 8 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower or any obligated party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

      Section 9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

      Section 10 Non-Application of Chapter 15 of Texas Credit Code. The provisions of Chapter 15 of the Texas Credit Code Vernon's Annotated Texas Statutes, Article 5069-15) are specifically declared by the parties not to be applicable to this Amendment or any of the Loan Documents or the transactions contemplated hereby.

      Section 11 ENTIRE AGREEMENT. THE AGREEMENT, THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE AGREEMENT OR THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.





SECOND AMENDMENT TO FIRST AMENDED AND
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      Executed as of the date first written above.

                                        BORROWER

                                        BESTWAY, INC.


                                        By: /s/ BETH A. DURRETT
                                           -----------------------------------
                                           Beth A. Durrett
                                           Vice President


                                        BESTWAY RENTAL, INC.

                                        By: /s/ BETH A. DURRETT
                                           -----------------------------------
                                           Beth A. Durrett
                                           Vice President



                                        K. C. RESOURCE SERVICE CORPORATION

                                        By: /s/ BETH A. DURRETT
                                           -----------------------------------
                                           Beth A. Durrett
                                           Vice President



                                        U.S CREDIT-SERVICE CORPORATION


                                        BY: /s/ BETH A. DURRETT
                                           -----------------------------------
                                           Beth A. Durrett
                                           Vice President





SECOND AMENDMENT TO FIRST AMENDED AND
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                                        LENDER:

                                        COMERICA BANK-TEXAS


                                        By: /s/ G. Christopher Jones
                                           -----------------------------------
                                        Its: SVP
                                            ----------------------------------

      Each of the undersigned hereby severally, but not jointly, (i) consents and agrees to this Amendment and (ii) confirms and agrees that any subordination agreement previously executed respectively by the undersigned for the benefit of Lender is in full force and effect and is the legal, valid and binding obligation of the undersigned and is, enforceable in accordance with its terms.

                                        SUBORDINATING PARTIES:

                                        O'DONNELL & MASUR, L.P.

                                        By: O'Donnell & Masur, a general
                                            partnership

                                        By: /s/ James A. O'Donnell
                                           -----------------------------------
                                        Its: General Partner
                                            ----------------------------------

                                        /s/ JACK E. MEYER
                                        --------------------------------------
                                        Jack E. Meyer



                                        EULESS AERO COMPONENTS, INC.


                                        By: /s/ DAVID S. TEMIN
                                           -----------------------------------
                                        Its: Vice President
                                            ----------------------------------





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